Exhibit 3.1

SEVENTH AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

July 15, 2025

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Integrated Rail and Resources Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware (the “Secretary”) on March 12, 2021. An amended and restated Certificate of Incorporation was filed in the office of the Secretary on November 11, 2021, a Certificate of Amendment was filed in the office of the Secretary on February 9, 2023, a Second Certificate of Amendment was filed in the office of the Secretary on August 8, 2023, a Third Certificate of Amendment was filed in the office of the Secretary on February 12, 2024, a Fourth Certificate of Amendment was filed in the office of the Secretary on November 13, 2024, a Fifth Certificate of Amendment was filed in the office of the Secretary on November 15, 2024, and a Sixth Certificate of Amendment was filed in the office of the Secretary on May 13, 2025 (as so amended, the “Amended and Restated Certificate of Incorporation”).

2.	This seventh amendment to the Amended and Restated Certificate of Incorporation (this “Seventh Amendment”) amends the Amended and Restated Certificate of Incorporation.

3.	This Seventh Amendment was duly adopted by the affirmative vote of the holders of at least 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.	The text of Section 9.1(b) of Article IX is hereby amended by deleting the following words:

“by May 15, 2025 by depositing (or causing to be deposited) into the Trust Account the amount of $5,000 on or prior to May 15, 2025, which date the Company may extend to complete the initial Business Combination with an additional one-month extension (the “Extension Date”) to July 15, 2025 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, on the next date upon which the Office of the Delaware Division of Corporations shall be open for business), by resolution of the Board, if requested by the Sponsor, upon five days’ advance notice prior to the applicable Extension Date or a total of up to one month after June 15, 2025 (such date as extended, the “Deadline Date”), provided that the Company will deposit (or cause to be deposited) $1.00 into the Trust Account for the one month extension on or prior to the applicable Deadline Date,”

and replacing them with the words:

“by July 15, 2025 by depositing (or causing to be deposited) into the Trust Account the amount of $1.00 on or prior to July 15, 2025, which date the Company may extend to complete the initial Business Combination with an additional one-month extension (the “Extension Date”) to August 15, 2025 (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date, on the next date upon which the Office of the Delaware Division of Corporations shall be open for business), by resolution of the Board, if requested by the Sponsor, upon five days’ advance notice prior to the applicable Extension Date or a total of up to one month after August 15, 2025 (such date as extended, the “Deadline Date”), provided that the Company will deposit (or cause to be deposited) $1.00 into the Trust Account for the one month extension on or prior to the applicable Deadline Date,”

IN WITNESS WHEREOF, the Corporation has caused this Seventh Amendment to the Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of this 15th day of July, 2025.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP

By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	Chief Executive Officer and Chairman